UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 15, 2021

REV Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37999	26-3013415
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 South Executive Drive, Suite 100 Brookfield, WI	53005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 290-0190

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 Par Value)	REVG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously disclosed, in connection with the offering by certain selling security holders (the “Selling Stockholders”) of REV Group, Inc. (the “Company”), of shares of common stock, par value $0.001 per share, of the Company that closed on June 15, 2021, the Selling Stockholders granted the underwriters a 30-day option to purchase up to 825,000 additional shares of the Company’s common stock at the public offering price, less underwriting discounts and commissions. On June 15, 2021, the underwriters exercised in full the option to purchase the additional 825,000 shares of the Company’s common stock from the Selling Stockholders, which purchase closed on June 18, 2021. The Company did not sell any shares in the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2021

REV GROUP, INC.

By:	/s/ Stephen W. Boettinger
Name:	Stephen W. Boettinger
Title:	General Counsel